SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 13)

Braemar Hotels & Resorts Inc.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

10482B101

(CUSIP Number)

Mark Crockwell
5B Waterloo Lane,
Pembroke, D0, HM 08
1 441 298 8104

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

09/08/2026

(Date of Event Which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§ 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP Number(s): 10482B101

1	Name of reporting person Al Shams Investments LTD (0001765296)
2	Check the appropriate box if a member of a Group (See Instructions) ☐ (a) ☐ (b)
3	SEC use only
4	Source of funds (See Instructions) AF
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization BERMUDA
Number of Shares Beneficially Owned by Each Reporting Person With:	7 Sole Voting Power 0.00
	8 Shared Voting Power 6,513,000.00
	9 Sole Dispositive Power 0.00
	10 Shared Dispositive Power 6,513,000.00
11	Aggregate amount beneficially owned by each reporting person 6,513,000.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 9.48 %
14	Type of Reporting Person (See Instructions) CO

Comment for Type of Reporting Person: Based on 68,679,318 shares of common stock outstanding as of August 4, 2026, as disclosed in the Issuer's Quarterly Report on Form 10-Q.

SCHEDULE 13D

CUSIP Number(s): 10482B101

1	Name of reporting person Wafic Rida Said (0001769005)
2	Check the appropriate box if a member of a Group (See Instructions) ☐ (a) ☐ (b)
3	SEC use only
4	Source of funds (See Instructions) PF
5	Check if disclosure of legal proceedings is required pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or place of organization CANADA (FEDERAL LEVEL)
Number of Shares Beneficially Owned by Each Reporting Person With:	7 Sole Voting Power 0.00
	8 Shared Voting Power 6,513,000.00
	9 Sole Dispositive Power 0.00
	10 Shared Dispositive Power 6,513,000.00
11	Aggregate amount beneficially owned by each reporting person 6,513,000.00
12	Check if the aggregate amount in Row (11) excludes certain shares (See Instructions) ☐
13	Percent of class represented by amount in Row (11) 9.48 %
14	Type of Reporting Person (See Instructions) IN

Comment for Type of Reporting Person: Based on 68,679,318 shares of common stock outstanding as of August 4, 2026, as disclosed in the Issuer's Quarterly Report on Form 10-Q.

SCHEDULE 13D

Item 1. Security and Issuer

(a) Title of Class of Securities:

Common Stock

(b) Name of Issuer:

Braemar Hotels & Resorts Inc.

(c) Address of Issuer's Principal Executive Offices:

14185 DALLAS PARKWAY, SUITE 1100, DALLAS, TX 75254

Item 4. Purpose of Transaction

Item 4 is hereby amended to add the following:
On September 8, 2026, the Reporting Persons issued a press release regarding an open letter (the "September 8, 2026 Letter") to the Issuer's shareholders. In the September 8, 2026 Letter, the Reporting Persons reiterated their intent to nominate a slate of qualified and independent director nominees for election to the Issuer's Board at the 2026 Annual Meeting.
The foregoing summary of the September 8, 2026 Letter does not purport to be complete and is subject to, and qualified in its entirety by, the September 8, 2026 Letter, a copy of which is attached here as Exhibit 12 and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits.

Press Release, issued on September 8, 2026

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Al Shams Investments LTD

Signature: /s/ Mark Crockwell

Name/Title: Mark Crockwell, Director

Date: 09/08/2026

Wafic Rida Said

Signature: /s/ Mark Crockwell

Name/Title: Mark Crockwell, Attorney-in-Fact

Date: 09/08/2026

Comments accompanying signature: